EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Capitol Bancorp Ltd. of our report dated January 31, 2003, relating to the consolidated financial statements of Capitol Bancorp Ltd. appearing in the Company's 2002 Annual Report to shareholders incorporated by reference in the Company's annual report on Form 10-K for the year ended December 31, 2002.



                                        /s/ BDO Seidman, LLP
                                        ----------------------------
                                        BDO Seidman, LLP

Grand Rapids, Michigan
May 16, 2003